UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NexTier Oilfield Solutions Inc.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Nextier Oilfield Solutions Inc. Important Notice Regarding the Availability of Proxy Materials P.O. BOX 8016, CARY, NC 27512-9903 Stockholders Meeting to be held on June 14, 2022 For Stockholders of record as of April 18, 2022 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials go to: www.proxydocs.com/NEX To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/NEX Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before June 3, 2022. To order paper materials, use one of the following methods. INTERNET TELEPHONE * E-MAIL www.investorelections.com/NEX (866) 648-8133 paper@investorelections.com When requesting via the Internet or telephone you will need the 12 digit * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) control number located in the shaded box above. in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Nextier Oilfield Solutions Inc. Meeting Type: Annual Meeting of Stockholders Date: Tuesday, June 14, 2022 Time: 9:30 AM, Central Daylight Time Place: NexTier Oilfield Solutions Inc. headquarters 3990 Rogerdale Road, Houston, Texas 77042 SEE REVERSE FOR FULL AGENDA

Nextier Oilfield Solutions Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL 1. To elect each of the ten individuals named below until the 2023 Annual Meeting of Stockholders or, in each case, until his or her earlier death, retirement, resignation, or removal from the position of director. 1a. Robert W. Drummond 1b. Stuart M.Brightman 1c. Gary M. Halverson 1d. Patrick M. Murray 1e. Amy H.Nelson 1f. Melvin G. Riggs 1g. Bernardo J. Rodriguez 1h. Michael Roemer 1i. James C. Stewart 1j. Scott R. Wille 2. To ratify the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2022. 3. To approve in an advisory vote, the compensation of our named executive officers. NOTE: Shareholders will also transact such other business as may properly come before the meeting or any adjournment thereof.